UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2004

DITECH COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road
Mountain View, Ca. 94043
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Stockholder Approval of Ditech’s 1998 Stock Option Plan, as amended

On September 17, 2004, Ditech Communications Corporation held its annual stockholders meeting.  At the meeting, the stockholders approved Ditech’s 1998 Stock Option Plan, as amended, (the “Option Plan”) to change the aggregate number of shares of Common Stock authorized for issuance under the plan from 3,856,082 to 4,856,082, and to delete the ability of the Board to reprice stock options issued under the plan without stockholder approval.

The Option Plan provides for the grant of stock options to employees, directors and consultants of Ditech and its affiliates to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Ditech and its affiliates. All of the approximately 160 employees, directors and consultants of Ditech and its affiliates are eligible to participate in the Option Plan.

The exercise price of incentive stock options (as defined in the Internal Revenue Code) may not be less than 100% of the fair market value of the stock subject to the option on the date of grant. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant.  Options granted under the Option Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. The maximum term of options under the Option Plan is 10 years. Options under the Option Plan generally terminate three months after termination of the optionholder’s service unless termination is due to death or disability, in which case the options terminate at a later specified date.  The optionholder may not transfer an option otherwise than by will or by the laws of descent and distribution.

In the event of (i) a dissolution, liquidation or sale of all or substantially all of the assets of Ditech or (ii) certain specified types of merger, consolidation or similar transactions (collectively, a “corporate transaction”), any surviving or acquiring corporation may assume options outstanding under the Option Plan or may substitute similar options. If any surviving or acquiring corporation does not assume such options or substitute similar options, then with respect to options held by optionholders whose service with Ditech or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such options (and, if applicable, the time during which such options may be exercised) will be accelerated in full and the options will terminate if not exercised at or prior to such effective date.

The Board may suspend or terminate the Option Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Option Plan will terminate on October 14, 2008.

A more extensive discussion of the terms of the Option Plan is set forth in Ditech’s proxy statement filed with the Securities and Exchange Commission on August 16, 2004.  The Option Plan in its entirety is attached to the end of the proxy statement in the SEC filing.

Automatic Grant of Stock Options to Non-Employee Directors

Pursuant to the terms of Ditech’s 1999 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”), each non-employee director of Ditech was automatically granted an option to purchase 10,000 shares of Ditech’s Common Stock September 17, 2004, immediately following the annual stockholders meeting. These options were granted at 100% of the fair market value of the Common Stock on the date of grant, which was $21.92, and have a five-year term.  The non-employee directors of Ditech are Gregory M. Avis, Edwin L. Harper, William A. Hasler, Andrei M. Manoliu and David M. Sugishita.

The form of option agreement under the Directors’ Plan is attached as exhibit 10.35 to this filing, and its contents are incorporated by reference here.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.3(1)	1998 Stock Option Plan, as amended.

10.35	Form of Option Agreement under the 1999 Non-Employee Directors’ Stock Option Plan.

(1)           Filed as an attachment to the Ditech Communications Corporation proxy statement filed with the Securities and Exchange Commission on August 16, 2004, and incorporated by reference here.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH COMMUNICATIONS CORPORATION

Dated: September 21, 2004	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.3(1)	1998 Stock Option Plan, as amended.

10.35	Form of Option Agreement under the 1999 Non-Employee Directors’ Stock Option Plan.

(1)           Filed as an attachment to the Ditech Communications Corporation proxy statement filed with the Securities and Exchange Commission on August 16, 2004, and incorporated by reference here.